AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM



1.  Security Purchased:     WOART 2015-A A1

2.  Cusip Number:  98161JAA5

3.  Date of Purchase:   02/25/2014

4.  Broker Name:         Barclays
(Cannot purchase directly from PNC
Affiliated Underwriter)

5. The purchase of the security is determined by a person who has portfolio management responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives:
(ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________(only for separately
managed accounts subadvised
      by PNC Capital)

6.  Issuer:  World Omni Auto Receivables Trust

7.  Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.    Aggregate principal amount
  of purchase:     $15,000,000              ______

9.  Aggregate principal amount
  of offering:     $141,000,000

10.  Purchase price (net of fees and expenses):   100.00

11.  Date offering commenced:   February 23, 2015

12.  Offering price at end of first day on which any sales were
made:   100.00

13.  Commission, spread or profit:

14.  Have the following conditions been satisfied:
Yes    OR    No
 a. Does the account's governing
document(s) allow for this security
to be purchased?
_____YES______

b. The securities are a part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.
____YES_______

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
_____  YES______

d. The underwriting was a firm
commitment underwriting?
_____  YES______

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?
_____  YES______

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations of predecessors).
______  YES_____

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not exceed
(i) if purchased in an offering other
than an Eligible Rule 144A Offering, 25% of the principal amount of the securities being offered, or (ii) if purchased in an Eligible Rule 144A
Offering, 25% of the total of (A) the
principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.
_____  YES______

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?
______  YES_____

      Portfolio Manager(s) (Name):____Richard Stevenson,
Patrick Azouri, __  Kelley Peel      __________________
     Signature(s):
     Date: __02/25/2014________________

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):    ______

Account Information (please list accounts below or attach a worksheet with the following information included):

INFORMATION DISPLAYED IN FOLLOWING ORDER:

Account Number   Par     Exec Price
carm0023
9,230,000
100.00
carm0039
4,620,000
100.00
cn001098
285,000
100.00
cp001237
865,000
100.00